Exhibit 99.1

SEE Appoints Dustin Semach as Chief Financial Officer Designate

CHARLOTTE, N.C., March 21, 2023 -- SEE (NYSE: SEE) today announced that Dustin Semach will be joining the company as Chief Financial Officer Designate, effective April 17, 2023. He will succeed current CFO Christopher J. Stephens, Jr., who announced his intent to retire last year. To ensure a seamless transition of responsibilities, Chris will retire from the company following the filing of the Company's Quarterly Report on Form 10-Q for the first quarter 2023.
Dustin has approximately 20 years of financial leadership experience at companies primarily in the technology sector. He most recently served as the CFO of TTEC, a global customer experience technology and services provider and as CFO of Rackspace Technology, a global cloud services provider. He has also held senior-level positions at DXC Technology, Computer Sciences Corporation and IBM.
“After a thorough internal and external search, we are excited that Dustin, with his unique background in both finance and digital technology, will be an important addition to the SEE team as we execute our Reinvent SEE 2.0, high-quality growth strategy,” said Ted Doheny, President & CEO of SEE. “I look forward to Dustin quickly integrating into our team, accelerating our transformation into a world-class organization, and partnering with customers to deliver digital packaging solutions.”
Dustin holds a bachelor’s degree in computer science from Clemson University and a master of business administration from Northeastern University.
“What attracted me to SEE is the critical role the company plays in shaping the future of packaging and I’m excited to join the company during this time of transformation," said Semach. “I’m impressed with the talented global team at SEE and look forward to working alongside them.”
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About SEE
Sealed Air (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food, fluids and liquids supply chain, enable e-commerce, and protect goods in transit from damage.
Our globally recognized solution brands include CRYOVAC® food packaging, LIQUIBOX® fluids and liquids systems, SEALED AIR® protective packaging, AUTOBAG® automated packaging systems, BUBBLE WRAP® packaging, SEE Automation™ and prismiq™ digital packaging and printing.
Our partnership with customers creates value through sustainable, automated, and digital packaging solutions, leveraging our industry-leading expertise in materials, automation systems, engineering and technology.
Our SEE Net Positive Circular Ecosystem is leading the packaging industry in creating a more environmentally, socially, and economically sustainable future. We have pledged to design or advance 100% of our packaging materials to be recyclable or reusable by 2025, with a bolder goal to reach net-zero carbon emissions in our global operations by 2040. Our Global Impact Report highlights how we are shaping the future of the packaging industry. We are committed to a diverse workforce and a caring, inclusive culture through our 2025 Diversity, Equity and Inclusion pledge.
SEE generated $5.6 billion in sales in 2022 and has approximately 16,300 employees (not including Liquibox employees) who serve customers in 120 countries/territories. To learn more, visit sealedair.com.
Website Information
We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure
Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

Exhibit 99.1

obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations and cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding future impacts resulting from the Liquibox acquisition, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, including recessionary and inflationary pressures, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, failure to realize synergies and other financial benefits from the acquisition of Liquibox within the expected time frames, greater than expected costs or difficulties related to the integration of Liquibox, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2022 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contacts

Investors
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742

Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208